UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 31, 2007
US BioEnergy Corporation
(Exact name of registrant as specified in its charter)

South Dakota	001-3320	20-1811472
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, MN		55077
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (651) 355-8300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 31, 2007, US BioEnergy Corporation, a South Dakota corporation (“US BioEnergy”), US Bio Acquisition Sub, LLC, a South Dakota limited liability company and a wholly-owned subsidiary of US BioEnergy, and Millennium Ethanol, LLC, a South Dakota limited liability company (“Millennium”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the acquisition of Millennium Ethanol by US BioEnergy.
     The aggregate consideration payable to Millennium Ethanol’s members in the transaction is approximately $135 million payable in US BioEnergy common stock, cash, or any combination thereof at US BioEnergy’s election; provided that, in no event will US BioEnergy issue more than 11.5 million shares of stock in the transaction. If US BioEnergy would otherwise be required to issue more than 11.5 million shares of stock to provide approximately $135 million of value, US BioEnergy will pay the balance of the consideration in cash. If, however, the closing price of US BioEnergy’s common stock for the ten trading days immediately prior to the special meeting of Millennium Ethanol’s members to approve the merger is greater than or equal to $15.88 per share, the aggregate consideration payable to Millennium Ethanol’s members will be 8.5 million shares of US BioEnergy common stock.
     The consummation of the transactions contemplated by the Merger Agreement is subject to a number of conditions, including, the approval of the merger by Millennium Ethanol’s members, the effectiveness of a Form S-4 registration statement to be filed by US BioEnergy in connection with the transaction and receipt of third party and regulatory consents approvals.
     The Merger Agreement contains customary representations and warranties by US BioEnergy and Millennium Ethanol. The Merger Agreement also contains customary covenants and agreements, including with respect to regulatory filings and approvals, public disclosures and similar matters. The Merger Agreement contains certain termination rights for US BioEnergy and Millennium Ethanol, and further provides, under specified circumstances, for the payment of certain termination fees by US BioEnergy or Millennium Ethanol, as applicable.
     Concurrently with the execution of the Merger Agreement, US BioEnergy entered into a Support Agreement (the “Support Agreement”) with Rex Stores Corporation, a Delaware corporation (“Rex Stores”), and Farmers Energy Millennium, LLC, an Ohio limited liability company and wholly-owned subsidiary of Rex Stores (“Farmers Energy” and together with Rex Stores, “Rex”). Farmers Energy is the holder of certain rights to purchase Class C units of Millennium Ethanol that, when fully exercised, represent an approximately 33% equity interest in Millennium Ethanol.
     Pursuant to the Support Agreement, among other things, Rex agreed to certain restrictions on the direct or indirect transfer of the securities of Millennium Ethanol owned by it and to fully exercise the Class C purchase rights immediately prior to the consummation of the merger contemplated by the Merger Agreement. Rex also agreed not to directly or indirectly engage in transactions in US BioEnergy’s stock or securities convertible into US BioEnergy stock through the date of the meeting of Millennium Ethanol’s members to consider the approval of the merger. Rex further agreed not to solicit or encourage, or enter into discussions or agreements relating to, an alternative transaction to acquire Millennium Ethanol.
     Pursuant to the Support Agreement, US BioEnergy agreed to use its reasonable best efforts (i) to cause the registration statement relating to the merger to include a reoffer prospectus relating to the offer and sale by Farmers Energy after the completion of the merger of the shares of US BioEnergy common stock received by it in the merger, or, at US BioEnergy’s option, to file a registration statement on Form S-1 for the offer and sale of such shares and (ii) to cause the registration statement of which such reoffer prospectus is a part to remain effective until the earlier of (A) the date when all shares covered by such registration statement have been sold or (B) 45 days from the effective date of such registration statement. Rex and US BioEnergy agreed to provide each other with customary indemnification in connection with these registration rights.
     The Support Agreement also provides for the payment of a termination fee by US BioEnergy to Rex Stores if the Merger Agreement is terminated under specified circumstances.
     The foregoing descriptions of the Merger Agreement and the Support Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Support Agreement, attached as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. These agreements have been attached to provide investors with information regarding the terms of the merger and related agreements. They are not intended to provide any other factual information about US BioEnergy or Millennium Ethanol. In particular, the assertions embodied in Millennium Ethanol’s representations and warranties contained in the Merger Agreement are qualified by information in the disclosure schedule provided by Millennium Ethanol to US BioEnergy in connection with the signing of the Merger Agreement. This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the US BioEnergy and Millennium Ethanol rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the attached agreements as characterizations of the actual state of facts about US BioEnergy or Millennium Ethanol.
Additional Information About the Merger and Where to Find It
     US BioEnergy and Millennium Ethanol intend to file a proxy statement/prospectus and other relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed acquisition of Millennium Ethanol by US BioEnergy. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/ PROSPECTUS AND OTHER RELEVANT MATERIALS (WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The prospectus/proxy statement and other relevant materials (when they become available) and any other documents filed by US BioEnergy or Millennium Ethanol with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov). In addition, investors may obtain free copies of the prospectus/proxy statement and other relevant materials (when they become available) and other documents filed with the SEC by US BioEnergy by directing a request to US BioEnergy Corporation, Attention: Investor Relations, at 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077, (651) 554-5491 Investors may obtain free copies of the prospectus/proxy statement and other relevant materials (when they become available) and other documents filed with the SEC by Millennium by directing a request to Millennium Ethanol, LLC, Attention: Steve Domm, at 44608 273rd St., Marion, South Dakota 57403, (605) 648-3941.
     Millennium Ethanol, LLC and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding the identity of each participant and a description of each participant’s direct or indirect interest in the solicitation from the proxy materials relating to the proposed transaction, when those materials become available.
Item 8.01 Other Events.
     On May 31, 2007, US BioEnergy and Millennium Ethanol issued a joint press release. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
2.1	Agreement and Plan of Merger, dated as of May 31, 2007, by and among US BioEnergy Corporation, US Bio Acquisition Sub, LLC and Millennium Ethanol, LLC.

10.1	Support Agreement, dated as of May 31, 2007, by and among US BioEnergy Corporation, US Bio Acquisition Sub, LLC, Rex Stores Corporation and Farmers Energy Millennium, LLC.

99.1	Press Release, dated May 31, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIOENERGY CORPORATION
/s/ Gregory S. Schlicht
Date: June 6, 2007	By: Gregory S. Schlicht
Its: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
No.	Exhibits

2.1	Agreement and Plan of Merger, dated as of May 31, 2007, by and among US BioEnergy Corporation, US Bio Acquisition Sub, LLC and Millennium Ethanol, LLC.

10.1	Support Agreement, dated as of May 31, 2007, by and among US BioEnergy Corporation, US Bio Acquisition Sub, LLC, Rex Stores Corporation and Farmers Energy Millennium, LLC.

99.1	Press Release, dated May 31, 2007.